                                                                  RULE 424(b)(3)
                                                               FILE NO. 33-61649
                                                       REPUBLIC INDUSTRIES, INC.


                    SUPPLEMENT NO. 7 DATED DECEMBER 30, 1998
                      TO PROSPECTUS DATED AUGUST 11, 1995

As a result of the transfer by a Selling Stockholder of Common Stock, the table of Selling Stockholders in the Selling Stockholder Section of the Prospectus is hereby further supplemented as follows:


                                                         Shares Beneficially     Shares to be Offered
                                                           Owned Prior to           for The Selling
Selling Stockholder                                         The Offering         Stockholder's Account
-------------------                                      ------------------      ---------------------
CONVERSE COLLEGE                                               100,000                   100,000